Exhibit (h)(1)(xi)

AMENDMENT NO. 10

TO THE

AMENDED AND RESTATED MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 10, dated as of July 12, 2018 (“Amendment No. 10”), to the Amended and Restated Mutual Funds Service Agreement dated as of April 1, 2015 (“Agreement”), as amended, between EQ Advisors Trust, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC, a Delaware limited liability company (“FMG LLC” or “Administrator”).

The Trust and FMG LLC agree to modify the Agreement as follows:

1.

New Portfolios. Effective September 1, 2018, the EQ/American Century Mid Cap Value Portfolio, EQ/Fidelity Institutional AMSMLarge Cap Portfolio, EQ/Franklin Rising Dividends Portfolio, EQ/Franklin Strategic Income Portfolio, EQ/Goldman Sachs Mid Cap Value Portfolio, EQ/Invesco Global Real Estate Portfolio, EQ/Invesco International Growth Portfolio, EQ/Ivy Energy Portfolio, EQ/Ivy Mid Cap Growth Portfolio, EQ/Ivy Science & Technology Portfolio, EQ/Lazard Emerging Markets Equity Portfolio, EQ/MFS International Value Portfolio, EQ/MFS Technology Portfolio, EQ/MFS Utilities Series Portfolio, EQ/PIMCO Real Return Portfolio, EQ/PIMCO Total Return Portfolio and EQ/T. Rowe Price Health Sciences Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Name Change: Effective October 1, 2018, the name of the AXA/Mutual Large Cap Equity Managed Volatility Portfolio will be changed to EQ/ClearBridge Select Equity Managed Volatility Portfolio.

3.

Schedule A: With respect to Schedule A of the Agreement, effective October 1, 2018, the Single-Advised Administrative Services Fee has been revised and the Fee Schedule for the ATM, Hybrid and Allocation Portfolios has been revised and combined.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh Brian Walsh Chief Financial Officer and Treasurer	By:	/s/ Michal Levy Michal Levy Director, Senior Vice President and Chief Operating Officer

SCHEDULE A

AMENDMENT NO. 10 TO THE

AMENDED AND RESTATED

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

The greater of $30,000 per Portfolio or 0.100% of the first $30 billion; 0.0975% of the next $10 billion; 0.0950% of the next $5 billion; and 0.0800% thereafter (based on aggregate average daily net assets of the Single-Advised Portfolios)

290 VT DoubleLine Dynamic Allocation

1290 VT DoubleLine Opportunistic Bond

1290 VT Energy

1290 VT Equity Income

1290 VT GAMCO Mergers & Acquisition

1290 VT GAMCO Small Company Value

1290 VT Low Volatility Global Equity

1290 VT Multi-Alternative Strategies

1290 VT Natural Resources

1290 VT Real Estate

1290 VT SmartBeta Equity

1290 VT Socially Responsible

AXA/AB Short Duration Government Bond

AXA/ClearBridge Large Cap Growth

AXA/Janus Enterprise

AXA/Loomis Sayles Growth

EQ/American Century Mid Cap Value Portfolio

EQ/Fidelity Institutional AMSMLarge Cap Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Invesco Global Real Estate Portfolio

EQ/Invesco International Growth Portfolio

EQ/Ivy Energy Portfolio

EQ/Ivy Mid Cap Growth Portfolio

EQ/Ivy Science & Technology Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/MFS International Value Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/BlackRock Basic Value Equity

EQ/Capital Guardian Research

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Equity 500 Index

EQ/Intermediate Government Bond

EQ/International Equity Index

EQ/Invesco Comstock

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/MFS International Growth

EQ/Mid Cap Index

EQ/Money Market

EQ/Oppenheimer Global

EQ/PIMCO Global Real Return

EQ/PIMCO Ultra Short Bond

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/UBS Growth and Income

Hybrid, ATM and Allocation Portfolios*

The greater of $32,500 per Portfolio or 0.140% of the average daily net assets of the Portfolios for the first $60 billion; 0.110% of the next $20 billion; 0.0875% of the next $20 billion; and 0.0800% thereafter (based on aggregate average daily net assets of the Hybrid Portfolios, ATM and Allocation Portfolios)

1290 VT Convertible Securities

1290 VT High Yield Bond

1290 VT Micro Cap

1290 VT Small Cap Value

AXA Global Equity Managed Volatility

AXA International Core Managed Volatility

AXA International Value Managed Volatility

AXA Large Cap Core Managed Volatility

AXA Large Cap Growth Managed Volatility

AXA Large Cap Value Managed Volatility

AXA Mid Cap Value Managed Volatility

AXA/AB Small Cap Growth

AXA/Franklin Balanced Managed Volatility

AXA/Morgan Stanley Small Cap Growth

AXA/Franklin Small Cap Value Managed Volatility

AXA/Templeton Global Equity Managed Volatility

EQ/ClearBridge Select Equity Managed Volatility (fka, AXA/Mutual Large Cap Equity Managed Volatility)

EQ/Emerging Markets Equity PLUS

EQ/Global Bond PLUS

EQ/Quality Bond PLUS

Multimanager Aggressive Equity

Multimanager Core Bond

Multimanager Mid Cap Growth

Multimanager Mid Cap Value

Multimanager Technology

ATM International Managed Volatility

ATM Large Cap Managed Volatility

ATM Mid Cap Managed Volatility

ATM Small Cap Managed Volatility

AXA 2000 Managed Volatility

AXA 400 Managed Volatility

AXA 500 Managed Volatility

AXA International Managed Volatility

AXA/AB Dynamic Aggressive Growth

AXA/AB Dynamic Moderate Growth

AXA/AB Dynamic Growth

AXA/Goldman Sachs Strategic Allocation

AXA/Invesco Strategic Allocation

AXA/JPMorgan Strategic Allocation

AXA/Legg Mason Strategic Allocation

All Asset Growth-Alt 20 AXA Aggressive Strategy AXA Balanced Strategy AXA Ultra Conservative Strategy AXA Conservative Strategy	AXA Conservative Growth Strategy AXA Growth Strategy AXA Moderate Growth Strategy AXA/Franklin Templeton Allocation Managed Volatility

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.